        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 1999

                                                   REGISTRATION NO. 333-________


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    -------------


                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933



                              JACOR COMMUNICATIONS, INC.
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)


           DELAWARE                                          31-0978313
-------------------------------                          ------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)


                               50 E. RIVERCENTER BLVD.
                                      12TH FLOOR
                             COVINGTON, KENTUCKY 41011
                              --------------------------
                           (Address of principal executive
                             offices including zip code)



                  JACOR COMMUNICATIONS, INC. 1993 STOCK OPTION PLAN
                  -------------------------------------------------
                               (Full title of the plan)



            R. CHRISTOPHER WEBER                               COPY TO:
SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER     RICHARD G. SCHMALZL, ESQ.
         JACOR COMMUNICATIONS, INC.                    DOUGLAS D. ROBERTS, ESQ.
            50 E. RIVERCENTER BLVD.                    GRAYDON, HEAD & RITCHEY
                  12TH FLOOR                       511 WALNUT STREET, SUITE 1900
          COVINGTON, KENTUCKY 41011                    CINCINNATI, OHIO 45202
                (606) 655-2267                             (513) 621-6464
(Name, address and telephone number of agent for service)

                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------
     TITLE OF        AMOUNT TO BE       PROPOSED         PROPOSED        AMOUNT OF
    SECURITIES       REGISTERED(1)       MAXIMUM         MAXIMUM       REGISTRATION
       TO BE                         OFFERING PRICE     AGGREGATE           FEE
    REGISTERED                          PER SHARE     OFFERING PRICE
------------------------------------------------------------------------------------
 Common Stock        59,382 shares          $ 14.43    $   856,882.00      $  238.00
------------------------------------------------------------------------------------
 Common Stock        49,000 shares          $ 15.00    $   735,000.00      $  204.00
------------------------------------------------------------------------------------
 Common Stock        49,000 shares          $ 15.60    $   764,400.00      $  212.00
------------------------------------------------------------------------------------
 Common Stock       229,000 shares          $ 21.25    $ 4,866,250.00      $1,352.00
------------------------------------------------------------------------------------
 Common Stock       122,000 shares          $23.375    $ 2,851,750.00      $  792.00
------------------------------------------------------------------------------------
 Common Stock        94,336 shares          $26.125    $ 2,464,528.00      $  685.00
------------------------------------------------------------------------------------
 Common Stock        47,164 shares          $28.738    $ 1,355,399.00      $  376.00
------------------------------------------------------------------------------------
 Common Stock        52,000 shares          $24.060    $ 1,251,120.00      $  347.00
------------------------------------------------------------------------------------
 Common Stock        26,000 shares          $25.470    $   662,220.00      $  184.00
------------------------------------------------------------------------------------
 Common Stock        25,000 shares          $26.905    $   672,625.00      $  186.00
------------------------------------------------------------------------------------
 Common Stock        30,000 shares          $28.624    $   858,720.00      $  238.00
------------------------------------------------------------------------------------
 Common Stock         3,000 shares          $28.905    $    86,715.00      $   24.00
------------------------------------------------------------------------------------
 Common Stock        64,118 shares          $28.625    $13,285,377.00      $3,693.00
------------------------------------------------------------------------------------


(1) Represents the total number of shares of Jacor Communications, Inc. common stock issuable upon the exercise of stock options previously granted under the 1993 Stock Option Plan at the exercise price shown as the proposed maximum offering price per share in accordance with Rule 457(h).

                    REGISTRATION OF ADDITIONAL SECURITIES PURSUANT
                             TO INSTRUCTION E TO FORM S-8


     Jacor Communications, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 in order to register an additional 1,250,000 shares of its common stock relating to the Registrant's 1993 Stock Option Plan (the "Plan"). The Registrant previously filed a Form S-8, Registration No. 33-61719, with respect to the shares being registered hereby on August 10, 1995. Registration No. 33-61719 was inadvertently omitted from the accountant's consent in the Registrant's Forms 10-K for the years ended December 31, 1995 and 1996. Therefore, the Registrant is filing this new Registration Statement on Form S-8 with respect to the additional 1,250,000 available for issuance under the Plan.

     The Registrant previously registered 1,519,218 shares of its common stock eligible for issuance under the Plan on its Form S-8, Registration No. 33-65126, filed with the Commission on June 28, 1993. The Registrant incorporates herein by reference the contents of such prior Form S-8, Registration No. 33-65126.

Item 8.   EXHIBITS.

Exhibit        Description of Exhibit
-------        ----------------------
  4.1          Amendment No. 1 to Jacor Communications, Inc. 1993 Stock Option
               Plan
  5.1          Opinion of Graydon, Head & Ritchey
 23.1          Consent of Graydon, Head & Ritchey  (included in opinion)
 23.2          Consent of PricewaterhouseCoopers LLP

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 26th day of April, 1999.

                              JACOR COMMUNICATIONS, INC.


                              By:    /s/ R. Christopher Weber
                                   R. Christopher Weber,
                                   Senior Vice President and
                                   Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

April 26, 1999  /s/ Randy Michaels                 April 26, 1999  /s/ Rod F. Dammeyer
                -------------------------------                    -----------------------------
                Randy Michaels, Chief                              Rod F. Dammeyer, Director
                Executive Officer and Director

April 26, 1999  /s/ Robert L. Lawrence             April 26, 1999  /s/ F. Philip Handy
                -------------------------------                    -----------------------------
                Robert L. Lawrence, President,                     F. Philip Handy, Director
                Chief Operating Officer and
                Director

April 26, 1999  /s/ Samuel Zell                    April 26, 1999  /s/ Marc Lasry
                -------------------------------                    -----------------------------
                Samuel Zell, Chairman of the                       Marc Lasry, Director
                Board and Director

April 26, 1999  /s/ Sheli Z. Rosenberg             April 26, 1999  /s/ Mary Agnes Wilderotter
                -------------------------------                    -----------------------------
                Sheli Z. Rosenberg, Vice                           Mary Agnes Wilderotter,
                Chairman and Director                              Director

April 26, 1999  /s/ John W. Alexander              April 26, 1999  /s/ R. Christopher Weber
                -------------------------------                    -----------------------------
                John W. Alexander, Director                        R. Christopher Weber, Senior
                                                                   Vice President and Chief Financial
April 26, 1999  /s/ Peter C. B. Bynoe                              Officer (Principal Accounting and
                -------------------------------                    Financial Officer)
                Peter C. B. Bynoe, Director

                                  INDEX TO EXHIBITS

Exhibit        Description of Exhibit
-------        ----------------------
  4.1          Amendment No. 1 to Jacor Communications, Inc. 1993 Stock Option
               Plan
  5.1          Opinion of Graydon, Head & Ritchey
 23.1          Consent of Graydon, Head & Ritchey  (included in opinion)
 23.2          Consent of PricewaterhouseCoopers LLP